    As filed with the Securities and Exchange Commission on November 17, 1997

                                                Registration No. 333-

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        THE PEP BOYS - MANNY, MOE & JACK
                        --------------------------------
               (Exact name of issuer as specified in its charter)

        Pennsylvania                                        23-0962915
--------------------------------                       ---------------------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                        --------------------------------
                    (Address of Principal Executive Offices)

                     The Pep Boys Savings Plan - Puerto Rico
                     ---------------------------------------
                            (Full Title of the Plan)

                                Michael J. Holden
                            Executive Vice President
                           and Chief Financial Officer
                        The Pep Boys - Manny, Moe & Jack
                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                                 (215) 229-9000
                      ------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             Daniel D. Rubino, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of Securities         Amount to be        Proposed maximum      Proposed maximum             Amount of
 to be Registered           registered (1)       offering price      aggregate offering          registration
                                                  per share (2)           price (2)                  fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share (including
attached Common Stock
Purchase Rights)               200,000            $25.375             $5,075,000                   $1,537.88

(1) Represents 200,000 shares of common stock of The Pep Boys - Manny, Moe & Jack (the "Common Stock") issuable pursuant to The Pep Boys Savings Plan - Puerto Rico (the "Plan") as well as attached Common Stock Purchase Rights. Prior to the occurrence of certain events, the Common Stock Purchase Rights will not be evidenced separately from shares of Common Stock. Upon the occurrence of such events, separate Rights certificates will be issued representing one Right for each share of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange, Inc. on November 12, 1997.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), are incorporated by reference into the Registration Statement:

         (a) The Company's annual report on Form 10-K for the fiscal year ended February 1, 1997 (File No. 103381), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's quarterly reports on Form 10-Q for the quarter ended May 3, 1997 (File No. 103381) and the quarter ended August 2, 1997 (File No. 103381), filed pursuant to the Exchange Act.

         (c) The Company's current report on Form 8-K (File No. 103381) dated July 10, 1997, filed pursuant to the Exchange Act.

         (d) The description of the Company's Common Stock, contained in the Registration Statement on Form 8-A dated June 10, 1983 (File No. 103381) filed pursuant to the Exchange Act, including all amendments and reports filed for the purpose of amending such description, and the description of the Company's Common Stock Purchase Rights contained in the Registration Statement on Form 8-A dated December 21, 1987 (File No. 103381), as amended by the Company's Form 8 dated June 30, 1989 (File No. 103381), each filed pursuant to the Exchange Act.

         In addition, all documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Laws (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct and that such determination will be made
(i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

         Section 1745 provides that expenses incurred by an officer or director in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter 17D of the BCL (i) will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and (ii) may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter 17D of the BCL.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental corporate changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         Article VII of the Company's Bylaws provides in general that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Bylaws further provide that any alteration, amendment, or repeal of the indemnification provisions, if not approved by 80% of the Board of Directors, requires the affirmative vote of shareholders owning at least 80% of the outstanding shares entitled to vote.

         The Company maintains liability insurance on behalf of its directors and officers.

         See Section 6 of the Underwriting Agreement Basic Provisions, pursuant to which the underwriter agrees to indemnify the Company, its directors, certain officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable

Item 8.  EXHIBITS

Exhibit No.                          Description of Exhibits
-----------                          -----------------------

   4.1 Rights Agreement, dated as of December 17, 1987, between the Company and The Philadelphia National Bank, including the form of Right Certificate and Summary of Rights to Purchase Common Stock

                  (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated December 17, 1987 (File No. 103381))

   4.2 Amendment to Rights Agreement, dated as of June 6, 1989, between the Company and The Philadelphia National Bank (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 6, 1989 (File No. 103381))

   5              Opinion of Willkie Farr & Gallagher, counsel to the
                  Company, as to the legality of the shares being registered and the Plan's compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended

 23.1             Consent of Deloitte & Touche LLP

 23.2             Consent of Willkie Farr & Gallagher (contained in Exhibit 5)

 24               Power of Attorney (reference is made to the signature page)

Item 9.  UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 14th day of November, 1997.

                                           THE PEP BOYS - MANNY, MOE & JACK


                                           By:      /s/ Mitchell G. Leibovitz
                                                    -------------------------
                                                    Mitchell G. Leibovitz
                                                    Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer

          Pursuant to the requirements of the Securities Act, the Plan's Committee, the administrative committee of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 14th day of November, 1997.

                                        THE PEP BOYS SAVINGS PLAN - PUERTO RICO

                                         BY:     THE PLAN'S COMMITTEE, acting on
                                                 behalf of the Plan as
                                                   Administrator


                                         BY:   /s/ Michael J. Holden
                                               --------------------------------
                                               Michael J. Holden
                                               A member of the Plan's Committee

                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of The Pep Boys - Manny, Moe & Jack hereby severally constitutes and appoints Mitchell G. Leibovitz and Michael J. Holden as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                   Title                         Date
     ---------                   -----                         ----

/s/ Mitchell G. Leibovitz
-------------------------
Mitchell G. Leibovitz        Chairman of the Board,           November 14, 1997
                             President, Chief
                             Executive Officer and
                             Director (Principal
                             Executive Officer)



/s/ Michael J. Holden
---------------------
Michael J. Holden             Executive Vice President        November 14, 1997
                              and Chief Financial
                              Officer (Principal
                              Financial and Accounting
                              Officer)

/s/ Lennox K. Black
-------------------
Lennox K. Black                    Director                   November 14, 1997

/s/ Bernard J. Korman
---------------------
Bernard J. Korman                  Director                   November 14, 1997


/s/ J. Richard Leaman, Jr.
--------------------------
J. Richard Leaman, Jr.             Director                   November 14, 1997


/s/ Malcolm D. Pryor
--------------------
Malcolmn D. Pryor                  Director                   November 14, 1997

/s/ Lester Rosenfeld
--------------------
Lester Rosenfeld                   Director                   November 14, 1997


/s/ Benjamin Strauss
--------------------
Benjamin Strauss                   Director                   November 14, 1997


/s/ Myles H. Tanenbaum
----------------------
Myles H. Tanenbaum                 Director                   November 14, 1997


/s/ David V. Wachs
----------------------
David V. Wachs                     Director                   November 14, 1997

                                INDEX TO EXHIBITS



Exhibit No.                   Description of Exhibit
-----------                   ----------------------

 4.1 Rights Agreement, dated as of December 17, 1987, between the Company and The Philadelphia National Bank, including the form of Right Certificate and Summary of Rights to Purchase Common Stock (incorporated by reference to
               Exhibit 1 of the Company's Current Report of Form 8-K dated December 17, 1987 (File No. 103381))

 4.2 Amendment to Rights Agreement, dated as of June 6, 1989, between the Company and The Philadelphia National Bank (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 6, 1989 (File No. 103381))

 5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered and the Plan's compliance with the Employee Retirement Income Security Act of 1974, as amended

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit 5)

24             Power of Attorney (reference is made to the signature page)